ARTHUR ANDERSEN LLP


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-14 of our report dated February 9, 1996 included (or incorporated by reference), in the Annual Report of Connecticut Mutual Investment Accounts, Inc. Income Account for the year ended December 31, 1995, which is part of this registration statement, and to all references to our Firm included in this registration statement.



                                                    /s/ ARTHUR ANDERSEN LLP


Hartford, Connecticut
February 15, 1996









MERGE/285CMCON